================================================================================






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  June 6, 2002
                Date of Report (Date of earliest event reported)


                              METALDYNE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                     001-12068               38-2513957
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                  47603 Halyard Drive, Plymouth, Michigan 48170
                    (Address of principal executive offices)

                                 (734) 207-6200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



================================================================================

Item 2. Acquisition or Disposition of Assets.

     On June 6, 2002, a subsidiary of the Registrant, TriMas Corporation, issued common stock to Heartland Industrial Partners, L.P. ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. Metaldyne Company LLC ("Metaldyne"), a wholly owned subsidiary of the Registrant, retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of common stock at a nominal exercise price. Pursuant to the terms of a stock purchase agreement, Heartland and the other investors invested approximately $265 million in cash in TriMas to acquire the 66% interest. In connection with the investment, TriMas entered into a senior credit facility and a receivables facility and issued senior subordinated notes due 2012. TriMas used borrowings under the senior credit facility and proceeds from the issuance of the notes to repay borrowings made by its subsidiaries under the Metaldyne credit agreement, to repay certain debt that its subsidiaries owed to Metaldyne and to repurchase TriMas originated receivables balances under the Metaldyne receivables facility. In addition, prior to the closing, TriMas declared and paid a cash dividend to Metaldyne equal to the difference between $840 million and the aggregate amount of such debt repayment and receivables repurchase. Consequently, as a result of the investment and the other transactions, Metaldyne (1) received $840 million in the form of cash, debt reduction and reduced receivables facility balances and (2) received or retained common stock and a warrant in TriMas valued at an aggregate of $135 million based upon the cash equity investment being made by Heartland and the other investors.

     The purpose of the TriMas divestiture was to allow Metaldyne to repay some of its debt maturing in 2003, defer some of its credit facility amortization by repaying term debt with the proceeds in forward order of maturity, enhance its liquidity and allow it to focus on its core metal-forming businesses while retaining an interest in TriMas. As a result of the transaction, after payment of expenses, Metaldyne or TriMas repaid approximately $496 million of term debt under Metaldyne's senior credit facility and reduced outstanding balances under the Metaldyne's receivables facility by approximately $131 million (of which approximately $81 million relates to the elimination of the TriMas receivables base) and Metaldyne is holding an additional approximately $205 million in cash for further debt reduction, which it intends to use to repay, defease, redeem or repurchase at prevailing market prices a portion of its outstanding 4.5% subordinated debentures due 2003 prior to September 2002.

Item 7. Financial Statements And Exhibits.

     (a) N/A

     (b) Pro Forma Financial Information

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this form 8-K no later than 60 days after June 6, 2002.

     (c) Exhibits. The following exhibits are filed herewith:

         Exhibit No.       Description
         -----------       -----------------------------------------------

         (2.1)             Stock Purchase Agreement dated May 17, 2002
         (99.1)            Corporate Services Agreement dated June 6, 2002

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 11, 2002

                                 METALDYNE CORPORATION


                                 By:    /s/ R. Jeffrey Pollock
                                        ----------------------------------------
                                        Name: R. Jeffrey Pollock
                                        Title: Secretary and General Counsel

                                  EXHIBIT INDEX


       2.1      Stock Purchase Agreement dated May 17, 2002
       99.1     Corporate Services Agreement dated June 6, 2002